SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                 August 10, 2007


                     Mortgage Assistance Center Corporation
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

         Florida                      000-21627                 06-1413994
         -------                      ---------                 ----------
(State or other jurisdiction       (Commission File           (IRS Employer
   incorporation) Number)                                    Identification No.)

                       3141 Mockingbird Lane, Suite 1200W
                               Dallas, Texas 75047
           (Address of principal executive offices including Zip Code)


                                 (214) 670-0005
                                 --------------
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 Entry into a Material Definitive Agreement

Background

     As mentioned in the Company's periodic reports filed with the Securities and Exchange Commission, the Company has historically been unable to generate sufficient cash from operations to meet its ongoing financial obligations, and has continued to rely on additional borrowings and sales of stock to provide adequate liquidity. On November 30, 2006, the Company entered into a Series A Preferred Stock and common stock Warrant Purchase Agreement ("Purchase Agreement") with W.C. Payne Investments, L.L.C. and FAX/MACC, L.P. (the "Investors"), pursuant to which the Company sold to the Investors 1,500,000 shares of the Company's Series A Preferred Stock, $.001 par value per share (the "Series A Stock") at a price of $1.00 per share, as well as warrants to purchase 9,113,387 shares of the Company's common stock at an exercise price of $0.01 per share. Under the terms of the Purchase Agreement, the Investors were also obligated to purchase an additional 1,500,000 preferred shares to be purchased in three increments of 500,000, conditioned on the Company's satisfaction, on March 31, June 30, and September 30, 2007, of certain financial benchmarks set forth in the Purchase Agreement.

     The Company did not achieve its benchmarks for the period ended March 31, 2007; however, the Investors waived the benchmarks for this period and, during April, the Company received the first of the three subsequent tranches of $500,000 in cash in exchange for an additional 500,000 shares of Series A Stock, as contemplated by the November 30, 2006 financing transaction.

     The Company also did not achieve its benchmarks for the period ended June 30, 2007. After initial discussions with the Investors, the Company was advised that the Investors would not fund the second tranche of $500,000. After additional discussions with the Investors, the Company received a new proposal from the Investors with respect to an equity investment of $1,000,000 in exchange for the issuance of 267,347,556 new shares of common stock, which will result in the Investors holding 95% of the outstanding shares of common stock (the "Transaction"). In connection with this transaction, all previously issued but unexercised warrants held by the Investors would be cancelled. The proposed investment was also subject to several conditions including (1) the approval of the transaction by the Company's board of directors, (2) the approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock, and (3) the Company obtaining a bridge loan of $300,000 from one of its joint venture investors, who agreed to immediately fund the proposed bridge loan subject to the Company accepting the proposed equity financing (see Lender Agreement below).

     Upon receiving the investment proposal described above, a special meeting of the Company's board of directors was held to discuss the proposal. As no other financing alternatives were made known during the meeting, the board of directors unanimously approved the proposed financing, subject to any alternative financing becoming immediately available to the Company. As no other sources of funding could be obtained by the Company within the time frame required to meet its payroll and other obligations, the Company accepted the terms proposed by the Investors.

Interim Financing and Future Commitments

Lender Agreement
----------------

     On August 10, 2007, the Company received from the investor the aforementioned $300,000 bridge loan in the form of two promissory notes, a demand note in the principal amount of $100,000, and a sixty-day term note. The notes are non-interest bearing; outstanding principal was due and payable upon maturity of the notes; and the demand note was repaid on October 3, 2007 and the term note was repaid on October 10, 2007. The investor is the sole shareholder of a company that has provided additional funding totaling approximately $5,000,000 to the Company for the purchase of portfolio assets over the last two years. In connection with these notes, the Company granted to the investor the right to receive from the Company a warrant to purchase 37,522,464 shares of common stock at an exercise price per share equal to the closing price of a share of the common stock on the day immediately preceding the date warrant is issued. The Company also agreed to issue an additional warrant providing the opportunity to receive an additional 56,283696 shares of common stock. This



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warrant will become exercisable with respect to 3,752,246 shares of common stock for every $2,000,000 in additional equity or debt funding provided to the Company by the investor or his affiliates, if and when requested by the Company; provided that he or his affiliates have such funds available for such purpose. These warrants will be issuable by the Company to the investor upon filing of the Amendment with the Florida Department of State and have a term of five years from the date of issue. It is further anticipated that any debt funding provided by the investor or his affiliates would bear interest at a rate equal to at least twelve percent (12%) per annum, and could remain outstanding for no longer than twenty-four (24) months.

New Financing Amendment
-----------------------

     Effective September 2007, the Company entered into an agreement with the Investors pursuant to which the Transaction described above will be consummated. The agreement was structured as an amendment to the Purchase Agreement described above. The Investors funded the $1,000,000 purchase price for the 267,347,556 shares of common stock in two separate tranches of $500,000, one of which was paid to the Company in August, 2007, prior to the entry by the parties of the definitive agreement, and the second of which was paid to the Company in October, 2007. Upon filing of the Amendment with the Florida Department of State, the Company will issue the 267,347,556 shares to the Investors.

     Messrs. William G. Payne and Rod C. Jones are members of our Board of Directors. Mr. Payne is also the Managing Member of W.C. Payne Investments, L.L.C. and Mr. Jones is a limited partner in FAX/MACC, L.P., and the Managing Member of FAX GenPar, LLC, which is the General Partner of Family Access Exchange II, L.P, which is the General Partner of FAX/MACC, L.P. At the time the Company received the proposal from the Investors, Mr. Payne was, through his relationship with W.C. Payne Investments, deemed to hold 448,600 shares of common stock, warrants to purchase an additional 3,489,283 shares of common stock at an exercise price of $.01 per share; and 666,667 shares of Series A Stock; and Mr. Jones, through his relationship with FAX/MAC was deemed to hold 897,200 shares of common stock, warrants to purchase an additional 6,978,566 shares of common stock at an exercise price of $.01 per share and 1,333,333 shares of Series A Stock.

     In addition, as directors, each of Messrs. Payne and Jones hold, in their individual capacities, warrants to purchase 75,000 shares of our common stock at an exercise price of $.65 per share.

     Upon issuance of the 267,347,556 shares of common stock contemplated under the Transaction, (1) W.C. Payne Investments will hold 89,564,452 shares of our common stock, and 666,667 shares of Series A Stock; (2) FAX/MAC will hold 179,128,904 shares of common stock, and 1,333,333 shares of Series A Stock; (3) Mr. Payne will be deemed to be the beneficial owner of those shares held by W.C. Payne Investments; (4) Mr. Cain will be deemed the beneficial owner of those shares held by FAX/MAC; and (5) our officers, directors and their affiliates will beneficially own or control approximately 98.9% of our outstanding common stock. As a result, our officers and directors and their affiliates could have the ability to exert substantial influence over all matters requiring approval by our shareholders, including the election and removal of directors and any proposed merger, consolidation or sale of all or substantially all of our assets and other corporate transactions. This concentration of control could be disadvantageous to other shareholders with interests different from those of our officers, directors their affiliates. For example, our officers, directors and affiliates could delay or prevent an acquisition or merger even if the transaction would benefit other shareholders. In addition, this significant concentration of share ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling shareholders.

New Funding and Stock Issuance

     Effective October 22, 2007, the Company, Mortgage Assistance Center, a Texas corporation and our wholly-owned subsidiary ("MAC"), and HBK Fund MS LLC, a Delaware limited liability company ("HBK") entered into a Venture Funding Agreement (the "Venture Funding Agreement") pursuant to which the Company may receive up to $75,000,000 in joint venture funding to acquire various pools of distressed real estate and mortgage notes (collectively, the "Property Portfolios"). Under the Venture Funding Agreement, HBK would provide equity funding to enable newly created joint venture entities (collectively, the "Joint



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Ventures"),  each of which would be owned 75% by HBK and 25% by the Company,  to acquire Property Portfolios, and the Joint Ventures would acquire, manage and sell the distressed real estate and mortgage notes. A new Joint Venture would be created for each Property Portfolio funded by HBK. Any funding required by the Joint Venture in excess of the initial equity funding by HBK would be provided by HBK in the form of promissory notes with maturities of no less than one year and bearing an interest rate of eight percent (8%) per annum, and any required debt service associated with the promissory notes would take precedence over any profit distributions described below..

     Upon acquisition of a Property Portfolio, the Company would receive a sourcing fee equal to three percent (3%) of the purchase price of the Property Portfolio. MAC , under the terms of a servicing agreement between the parties, would service the Property Portfolio. Profit distributions from the Joint Venture would be made first to HBK until it received repayment of its capital investment in the Joint Venture; second to HBK for its 8% priority return as defined in the Joint Venture agreement; third to MAC for an amount equal to the 8% return received by HBK; and remaining profits of the venture would be split in proportion to the parties' equity ownership.

     In connection with the Venture Funding Agreement, the Company has issued a warrant to purchase shares of our common stock, that would, when, if exercised in full, result in the warrant holder holding 33% of the outstanding shares of common stock (the "HBK Warrant"). The HBK Warrant vests and becomes immediately exercisable with respect to:

               (1) Three and ? percent (3.33%) of the shares of common stock for which the Warrant is exercisable for each $2.5 million in Venture funding HBK provides pursuant to this Agreement, up to an aggregate of $25,000,000 in funding; and

               (2) Six and ? percent (6.67%) of the shares of common stock for which the Warrant is exercisable for each $2.5 million in Venture funding HBK provides pursuant to this Agreement, subsequent to the first $25,000,000 in funding.

     The number of shares of common stock issuable on exercise of the HBK warrant automatically shall adjust upward on the date of consummation of the equity investment in the Company (the "Consummation Date") described under the caption "Cash Requirements" in the Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007.

     The Company has agreed to file a registration statement covering the resale of the shares issuable under the HBK Warrant within 45 days of the Consummation Date and must be declared effective no later than 60 days following the Consummation Date if the Securities and Exchange Commission (the "Commission") staff elects not to review the registration statement or 120 days following the Consummation Date if the Commission staff elects to review the registration statement. The Company shall be obligated to pay to HBK as liquidated damages for each full calendar month that the Company is not in compliance with the foregoing registration requirements through the expiration of the HBK Warrant an amount equal to two percent (2%) of the aggregate funding HBK has provided to the Ventures as of the first day of the calendar month in question.

     The descriptions of the transactions under "Lender Agreement," "New Financing Amendment" and "New Funding and Stock Issuance" above are qualified in their entirety by reference to copies of the applicable agreements filed as exhibits to this Form 8-K and incorporated herein by this reference.




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ITEM 2.02 Results of Operations and Financial Condition

Internal Investigation

     In Note 6 of the Notes to Financial Statements of our Quarterly Report on Form 10-QSB for the quarter ended June 30, 2007, the Company disclosed that during an examination, carried out under the supervision of the Company's Chief Executive Officer and Chief Financial Officer, and with the participation our executive management, of the effectiveness and design and operation of our disclosure controls and procedures, certain weaknesses were discovered in the Company's disclosure control processes that prevented senior management from obtaining information regarding certain operational aspects related to the joint ventures. Upon discovering these weaknesses, executive management and counsel conducted an internal investigation to determine the cause of these weaknesses and the extent to which, if any, these weaknesses may have caused the Company to improperly report financial information.

Background
----------

     MAC acts as the sole manager for several limited liability companies (the "LLCs"), each of which holds loan portfolios, former REO properties or a combination of both (the "Properties"). As manager, MAC selects the properties to be purchased by the LLC and has obtained either loans or equity investments from the LLC members in order to acquire the Properties. In addition, MAC has entered into servicing agreements with the LLCs, pursuant to which MAC is to perform services related to the Properties (the "Servicing Agreements"). Due to MAC's operating control over these entities and its 50% interest in the profits, each of these LLCs is consolidated in the Company's financial statements.

     MAC, in the regular course of its business, also sells Properties from its inventories to various unconsolidated individuals and entities ("Purchasers") and enters into Servicing Agreements with these individuals and entities pursuant to which MAC is entitled to a 50% share in the profits generated from its servicing activities.

Improper Transactions
---------------------

     Through the course of its  internal  investigation  the  Company  uncovered that, for a period from approximately March, 2006 until March 2007 (a) MAC charged various LLCs and Purchasers for services under the Servicing Agreements, yet failed to adequately provide the applicable services ("Service Overcharges"), and (b) MAC either, on behalf of itself or as manager of an LLC, sold Properties (1) from its inventory to an LLC, (2) from one LLC to another LLC, (3) from its inventory to a Purchaser, or (4) from an LLC to a Purchaser, for prices higher than the acquisition cost of such Properties, notwithstanding the fact that the agreements governing MAC's management of the LLCs specifically required that any such sales of Properties be at MAC's acquisition cost. Although there is no similar requirement under any of the agreements with Purchasers, the investigation has uncovered some indication that the Purchasers may have also believed that their purchase of Properties was at MAC's acquisition cost.

     Based on its internal investigation, the Company believes that the aggregate financial impact of these transactions on the Company is approximately $440,000, of which approximately $160,000 represents Service Overcharges, and approximately $280,000 represents profits generated by the aforementioned sale of Properties. Because the Company reports the operations of the LLCs on a consolidated basis whereby intercompany transactions were eliminated in consolidation, it does not believe that the impact of these Service Overcharges and profits will necessitate any adjustments with respect to the Company's previously issued financial statements, but the Company will reflect the impact of these transactions as a $440,000 liability on the Company's future financial statements. These profits did, however, impact the profits and losses reported by the individual LLCs to their respective non-Company members.

     The Company is currently engaged in discussions with its affected LLC members and Purchasers with regard to the above transactions in order to attempt to settle with each affected party. Although no legal claims against the Company have been asserted, the above described transactions were conducted in such a



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manner as to  potentially  expose the Company to claims for breach of  contract,
fraud,   breach  of  fiduciary   duties,   and   misappropriation   of  business
opportunities, among others, and there can be no assurance that that legal action will not ensue. MAC has, however, entered into a Modification Agreement with MAP/MAC, LLC ("MAP/MAC") one of the LLCs affected by the above described transactions, and Mortgage Acquisition Partners, L.L.C., ("MAP"), the member of MAP/MAC not affiliated with MAC or the Company. Pursuant to the Modification Agreement, the LLC and its members have agreed to release MAC from any claims arising from the above described transactions as well as any breach or violation by MAC of the LLC's governing documents, or any related promissory note or servicing agreements provided, (1) MAP/MAC pays $100,000 to MAP as partial repayment on outstanding loans, (2) MAC repays to MAP, on or before October 1, 2008, all other outstanding loan balances related to the acquisition of properties made by MAC on behalf of MAP/MAC, and (3) MAC and MAP/MAC comply, through October 1, 2008, with all other terms and conditions set forth the agreements governing or related to MAC's venture relationship with MAP. The outstanding loan balance to be repaid under the Modification Agreement under (2) above will be $1,120,135.66 after the $100,000 payment described in (1) above. The original notes were payable on demand and were non-interest bearing. Interest will continue to accrue under these notes until fully paid. The amounts set forth above are currently recorded on the Company's financial statement as obligations under the original MAP/MAC transactions. While the Company currently believes that the proceeds from the sale of the remaining MAP/MAC assets will be sufficient to cover these outstanding loan balances, however, (A) there can be no assurance that such will be the case, and (B) unlike our other joint ventures, if there is a shortfall, MAC will still be obligated to pay MAP the amount of any deficiency.

     The Company has implemented several new processes and procedures to strengthen its controls and procedures, including additional required levels of review and approval of acquisitions and sales of portfolio assets and charges to the LLCs, in an endeavor to ensure that the Company does not engage in similar transactions in the future.

ITEM 3.02 Unregistered Sales of Equity Securities.

     See Item 1.01

ITEM 5.01 Changes in Control of the Registrant

     See Item 1.01

     The issuance of the 267,347,556 shares of common stock to W.C. Payne Investments, L.L.C. and FAX/MACC, L.P (the "Investors") as contemplated under the Transaction described more fully below under "Amendment to Articles of Incorporation - Background," will result in a change in control of the Company. The Company has been advised that the funds used by the Investors to acquire the 267,347,556 shares was previously provided by the members and limited partners of the Investors for general investment purposes and not specifically to acquire the shares from the Company.

ITEM 9.01 Financial Statements and Exhibits

(d)       Exhibits

10.1 Funding Commitment Agreement dated as of October 2007, by and between Mortgage Assistance Center Corporation and Bob Mangold.

10.2 Amendment and Agreement dated as of September 2007, by and among Mortgage Assistance Center Corporation and the investors listed therein.

10.3      Venture  Funding  Agreement dated as of October 22, 2007, by and among
          Mortgage   Assistance   Center   Corporation,    Mortgage   Assistance
          Corporation and HBK Fund MS LLC.



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10.4      Modification  Agreement  dated as of October  19,  2007,  by and among
          Mortgage Assistance Corporation, MAP/MAC, LLC and Mortgage Acquisition Partners, L.L.C.

Forward Looking Statements

     This Report contains forward-looking information as defined in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Words such as "expects", "believes", "anticipates", "may", "intends", "projects", "estimates" and similar expressions are intended to identify forward-looking statements. The Company's expectations, beliefs and projections are expressed in good faith and are believed by the Company to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties, but there can be no assurance that management's expectation, beliefs or projections will be achieved or accomplished. However, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, limited operating history, historical operating losses and the uncertainty of the Company's profitability in the future, the need to raise additional capital to sustain operations and implement its future business plan, and other factors that may be beyond the Company's control. These factors include changes in regulations or legislation, adverse determination with respect to litigation or other claims, ability to recruit and retain employees, availability of mortgage note portfolios at acceptable prices, and increases in operating costs. The Company has no obligation to publicly update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           MORTGAGE ASSISTANCE
                                           CENTER CORPORATION

Date: October 29, 2007
                                           /s/  Ron Johnson
                                           Ron Johnson
                                           President and Chief Executive Officer





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